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                        PIONEER COMMERCIAL FUNDING CORP.

This Proxy is Solicited on Behalf of the Board of Directors of Pioneer Commercial Funding Corp.

The undersigned holder of the $.01 par value common stock (the "Common Stock") of Pioneer Commercial Funding Corp. (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of the Company and Proxy Statement attached thereto, all relating to such Special Meeting of Shareholders (the "Special Meeting"), and does appoint Arthur H. Goldberg and Elie Housman, and each of them, the true and lawful attorney or attorneys of the undersigned, with power of substitution, for and in the name of the undersigned, to vote as proxies for the undersigned according to the number of shares of Common Stock the undersigned would be entitled to vote if then personally present at the Annual Meeting to be held at the offices of Hall Dickler Kent Friedman & Wood, LLP, 909 Third Avenue, 27th Floor, on January 15, 1997, at 10:00 A.M., or at any adjournment or adjournments thereof, and thereat to vote all shares of Common Stock of the Company held by the undersigned and entitled to be voted thereat upon the following matters:

         1. To amend the Company's Certificate of Incorporation to increase the authorized capital of the Company from 5,000,000 shares of Common Stock, par value $.01 per share, to 25,000,000 shares, of which 20,000,000 shall be Common Stock, par value $.01 per share, and 5,000,000 shall be Preferred Stock, par value $.01 per share; and

         2. To transact such other business as may properly come before the meeting.

This Proxy confers authority to vote "FOR" proposition 1 listed above unless otherwise indicated. If any other business is transacted at said meeting, this proxy shall be voted in accordance with the best judgment of the proxies. The Board of Directors recommends a vote of "FOR" for proposition 1. This proxy is solicited on behalf of the Board of Directors of Pioneer Commercial Funding Corp. and may be revoked prior to its exercise.

NOTE: Signature(s) should follow exactly the name(s) on the stock certificate. Executor, administrator, trustee or guardian should sign as such. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN.

                                              Dated:
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                                              Signature of Shareholder


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                                              Signature of Shareholder